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                                                                   [EXHIBIT 8.1]

             [LETTERHEAD OF GOODWIN, PROCTER & HOAR APPEARS HERE]



                            As of February 5, 1996



Brandley Real Estate, Inc.
699 Boylston Street
Boston, MA 02116

Ladies and Gentlemen:

     We have acted as counsel to Bradley Real Estate, Inc., a Maryland corporation ("Bradley"), in connection with the planned merger (the "Merger") of Tucker Properties Corporation, a Maryland corporation ("Tucker"), with and into Bradley, pursuant to an Agreement and Plan of Merger dated as of October 30, 1995 between Bradley and Tucker (the "Merger Agreement").

     For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement, the Joint Proxy Statement-Prospectus (the "Joint Proxy Statement-Prospectus") included in the Registration Statement (No. 33-64811) filed by Bradley with the Securities and Exchange Commission (the "Registration Statement") in connection with the issuance of shares of Bradley common stock pursuant to the Merger, as amended, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by Bradley and Tucker (including, without limitation, those contained in certain certified representations and in the Joint Proxy Statement-Prospectus and those contained in or made pursuant to the Merger Agreement), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger, and that no actions that are inconsistent with such statements, representations and warranties will be taken. We also have assumed that all representations made "to the best knowledge of" any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

     In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Joint Proxy Statement-Prospectus (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) the Merger will qualify as a merger under the applicable laws of Maryland; (iii) each of Bradley and Tucker will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the
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                            GOODWIN, PROCTER & HOAR

Bradley Real Estate, Inc.
As of February 5, 1996
Page 2


"Code"), and the Treasury regulations thereunder; and (iv) the Merger Agreement and all other documents and instruments referred to therein or in the Joint Proxy Statement-Prospectus are valid and binding in accordance with their terms.

     Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by Bradley or Tucker as to the federal income tax consequences addressed in this opinion.

     Based upon and subject to the foregoing, as well as the limitations set forth below, it is our opinion, under presently applicable federal income tax law, that the Merger of Tucker with and into Bradley will be a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Code.

                                    * * * *

     No opinion is expressed as to any matter not specifically addressed above. No opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Effective Time (as defined in the Merger Agreement) in federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.

     We hereby consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to this firm under the captions "Material Federal
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                            GOODWIN, PROCTER & HOAR

Bradley Real Estate, Inc.
As of February 5, 1996
Page 3


Income Tax Consequences" and "Legal Matters" in the Registration Statement and the Joint Proxy Statement-Prospectus which is a part thereof.

                               Very truly yours,

                               /s/ GOODWIN, PROCTER & HOAR

                               GOODWIN, PROCTER & HOAR